Exhibit 10.3
FIRST AMENDMENT
TO
CNX GAS CORPORATION
EQUITY INCENTIVE PLAN
This First Amendment (this “Amendment”) to the CNX Gas Corporation Equity Incentive Plan, effective June 30, 2005, as amended and restated on August 1, 2005 (the “Plan”), is dated October 11, 2006. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan.
Pursuant to its authority under Section 12(a) of the Plan, the Board of Directors of CNX Gas Corporation hereby amends the Plan as follows:
1. Amendment to the Plan. The first paragraph of Section 3(a) of the Plan is hereby deleted in its entirely and replaced with the following:
3. Shares Available for Awards; Limitations.
(a) Shares Available. The maximum number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,500,000. No Participant receiving an Award shall be granted: (i) Options or Stock Appreciation Rights with respect to more than 350,000 Shares during any fiscal year; (ii) Performance Awards (denominated and paid in Shares) which could result in such Participant receiving more than 150,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award; or (iii) Performance Awards (paid in cash) which could result in such Participant receiving a cash amount in equivalent value equal to more than 250,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award. The foregoing limitations shall be subject to adjustment as provided in Section 3(c), but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; or (ii) any Award intended to qualify as an Incentive Stock Option.
2. No Other Amendments. Except as expressly amended by this Amendment, the Plan shall remain in full force and effect.
3. Headings. The article and section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date stated in the introductory paragraph of this Amendment.

By Order of the Board of Directors,

/s/ Nicholas J. DeIuliis

Name: Nicholas J. DeIuliis
Title: President and Chief Executive Officer